PERFORMANCE AGREEMENT
Between
Frisco Economic Development Corporation
 And
OXYSURE SYSTEMS, INC.

This Performance Agreement (the "Agreement") is made and entered into by and between the Frisco Economic Development Corporation, a Texas corporation organized and existing under the Development Corporation Act of 1979, as amended from time to time (the "FEDC"), and OxySure Systems, Inc., a Delaware corporation (the "COMPANY").

RECITALS

WHEREAS, COMPANY is desirous of retaining and expanding its corporate headquarters and manufacturing facility in the City of Frisco ("City") (the "Expansion");

WHERAS, Sinacola Commercial ("SINACOLA") is in the process of improving additional rentable office space, which space is located at what is commonly referred to as Frisco Center Building, 10880 Research Rd., Frisco, Texas 75034 (the "Property");

WHEREAS, the Property has been leased by SINACOLA to COMPANY and will be covered by a lease agreement between SINACOLA and COMPANY dated March 6, 2007 (the "Lease");

WHEREAS, SINACOLA has agreed to construct improvements to the existing building on the Property to provide an office for COMPANY (the "Improvements"). COMPANY and SINACOLA are executing a lease agreement whereby COMPANY shall lease a portion of the Property from SINACOLA for a term of at least sixty (60) months; assistance to facilitate this Expansion by providing funding in the form of a loan to COMPANY" to cover a portion of the cost of the Improvements; and

WHEREAS, COMPANY and SINACOLA have requested that the FEDC provide economic assistance to facilitate this Expansion by providing funding in the form of a loan to COMPANY" to cover a portion of the cost of the Improvements; and

WHEREAS, FEDC has agreed to provide performance credits in the form of a loan forgiveness, provided that COMPANY shall meet certain requirements as specified herein; and

WHEREAS, the Expansion will create "primary jobs", as that term is defined in the Act, being a job available at a company for which a majority of the products or services of the company are ultimately exported to regional, statewide, national or international markets; and

WHEREAS, primary jobs created by the Expansion falls within the North American Industry Classification System (NAICS) Sector No. 551; and

WHEREAS, for the public purpose of promoting economic development and diversity, increasing employment, reducing unemployment and underemployment, expanding commerce and stimulating business and commerce activities in the State of Texas, Collin County, and the City of Frisco, the FEDC desires to provide economic assistance to COMPANY as more particularly described in this Agreement; and

WHEREAS, the FEDC is willing to provide COMPANY with economic assistance hereinafter set forth on the terms and subject to the conditions as stated herein and COMPANY is willing to accept the same subject to all terms and conditions contained in this Agreement.

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the FEDC and COMPANY agree as follows:

I.
Economic Assistance. Subject to the terms of this Agreement, the FEDC will provide COMPANY economic assistance in the form of a forgivable loan together with performance credits. The Loan proceeds and performance credits will be advanced and credited according to the criteria set forth herein. COMPANY shall provide documentation in a format acceptable to the FEDC of compliance with the performance requirements as defined below:

A.
Construction Loan - FEDC shall provide COMPANY economic assistance in the form of a loan in an amount not to exceed Two Hundred Forty-Three Thousand Dollars ($243,000.00) (the "Loan"), the proceeds of which will be advanced directly in monthly construction draws to SINACOLA and/or its contractor for the construction of the hnprovements for leased space to be occupied by COMPANY at the Property following receipt and approval by the FEDC and COMPANY of the construction draw requests. Any costs for the Improvements in excess of this amount shall be at the sole cost and expense of COMPANY and/or SINACOLA. The Loan shall be evidenced by a promissory note, in the form attached hereto as Exhibit "A" (the "Note"), to be executed by COMPANY and payable to the FEDC, bearing no interest, payable as set forth therein;

B.	Lease Agreement - COMPANY and SINACOLA shall enter into a lease agreement (the "Lease") whereby COMPANY shall lease a portion of the Property for a period not less than sixty (60) months.

C.
Performance Credits - COMPANY shall receive performance credits in the form of a loan forgiveness (the "Economic Incentive") for a portion of its obligations under the Note and the Lease over the term of the Note and the Lease as set forth in the schedule below.

D.
Improvements - The Improvements are to be made to the existing building located on the Property, which shall contain initially at least 16,200 rentable square feet of office space. Interior and exterior plans and specification for the office will be developed in conjunction with SINACOLA. All Improvements are to be constructed in compliance with the Frisco Building Codes and Ordinances.

For the purpose of this Agreement, "Improvements" shall mean Plans and Specifications as defined in that certain Tenant Improvement Agreement, Work as defined in that certain Tenant Improvement Agreement, Cost of Work as defined in that certain Tenant Improvement Agreement, contractors' fees, engineers' fees, architects' fees, and any and all other costs, fees and expenses necessary to complete Work in accordance with the terms and conditions set forth in that certain Tenant Improvement Agreement and in accordance with Plans and Specifications. "Improvements" shall also mean the purchase and installation of furniture, fixtures, and equipment. Provided, however, that any purchase and installation of furniture, fixtures and equipment shall be fixed asset improvements attached to the building.

E.    Performance Requirements for Advance of the Loan Proceeds:

1.	COMPANY shall execute and deliver to the FEDC the Note;
2.	SINACOLA and COMPANY shall execute the Lease and shall provide an executed copy to the FEDC; and
3.	Completion of the Improvements and acceptance by the Company.

II.  Performance Requirements for Economic Incentives:

Upon the COMPANY providing documentation reasonably satisfactory to the FEDC that it has met the qualifications, conditions, and requirements set forth below (the "Performance Requirements"), the COMPANY shall receive the following Economic Incentives:

A.    Economic Incentive and Performance Requirements Schedule:

Year	Economic Incentive No.	Full Time Employees*	Square Feet Occupied	Business Personal Property Taxable Value	FEDC Economic Incentive	FEDC Comulative Incentives	Eligibility Expiration**
2007	1	12	16,200	$100,000	$30,000	$30,000	10
2008	2	30	16,200	$500,000	$40,000	$70,000	22
2009	3	40	50,000	$1,000,000	$50,000	$120,000	34
2010	4	120	50,000	$1,000,000	$60,000	$180,000	46
2011	5	200	50,000	$1,000,000	$63,000	$243,000	58

*Cumulative Jobs
**Number of Months from the the Office SpaceCertificate of Occupancy

B.    Requirements for each Economic Incentive:

1.
An Economic Incentive in the amount of $30,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $30,000.00 upon completion of the following Performance Requirements for Incentive No. 1:

	(a)	Documentation of an executed Lease for at least 16,200 rentable square feet of office space in the City for a term of not less than sixty (60) months on or before March 6,2007 in Frisco, Texas; and
	(b)	Documentation of receipt of a corresponding City Certificate of Occupancy (CO) for of at least 16,200 rentable square feet of office space on or before August 1, 2007; and
	(c)	Documentation of installation of business and personal property in the City with a taxable value of at least $100,000.00; and
(d)
Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of office space and documentation that the COMPANY has created, staffed and maintained employment of at least twelve (12) full-time employees for at least nine (9) consecutive months before the expiration of the eligibility period set forth in Section 11(B)(1)(e) below.

	(e)	Eligibility Period for the COMPANY to qualify for Incentive No. 1 expires ten (10) months from the anniversary date of the CO.
2.
An Economic Incentive in the amount of $40,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $40,000.00 upon completion of the following Performance Requirements for Incentive No. 2:

(a)
Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of office space and documentation that the COMPANY has created, staffed and maintained an employment of at least thirty (30) full-time employees in the City for at least six (6) consecutive months before the expiration of the eligibility period set forth in Section II (B)(2)(d) below; and

	(b)	Documentation of installation of business and personal property with a taxable value of at least $500,000.00.

	(c)	Incentive No. 2 shall be provided no earlier than twelve (12) months after the receipt of Incentive No. 1.
	(d)	Eligibility period for the COMPANY to qualify for Incentive No. 2 expires the twenty two (22) month anniversary date of the CO.
3.
An Economic Incentive in the amount of $50,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $50,000.00 upon completion of the following Performance Requirements for Incentive No. 3:

(a)
Documentation of continuous occupancy of leased office space of at least 50,000 rentable square feet of office space and documentation that the COMPANY has created, staffed and maintained an employment of at least forty (40) full-time employees in the City for at least six (6) consecutive months before the expiration of the eligibility period set forth in Section II (B)(3)(d) below; and

	(b)	Documentation of installation of business and personal property with a taxable value of at least $1,000,000.00; and
	(c)	Incentive for Incentive No. 3 shall be provided no earlier than twelve (12) months after the receipt of Incentive No. 2; and
	(d)	Eligibility period for the COMPANY to qualify for Incentive No. 3 expires the thirty four (34) month anniversary date of the CO.
4.
An Economic Incentive in the amount of $60,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $60,000.00 upon completion of the following Performance Requirements for Incentive No. 4:

(a)
Documentation of continuous occupancy of leased office space of at least 50,000 rentable square feet of space and documentation that the COMPANY has created, staffed and maintained an employment of at least one hundred twenty (120) full-time employees in the City for a period of at least six (6) consecutive months before the expiration of the eligibility period set forth in Section II (B)(4)(d) below; and

	(b)	Documentation of installation of business and personal property with a taxable value of at least $1,000,000.00; and
	(c)	Incentive No. 4 shall be provided no later than twelve (12) months after the receipt of Incentive No. 3.
	(d)	Eligibility period for the COMPANY to qualify for Incentive No. 4 expires the forty six (46) month anniversary date of the CO.

5.
An Economic Incentive in the amount of $63,000.00 will be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $63,000.00 upon completion of the following Performance Requirements for Incentive No. 5:

(a)
Documentation of continuous occupancy of leased office space of at least 50,000 rentable square feet of space and documentation that the COMPANY has created, staffed and maintained an employment of at least two hundred (200) full-time employees in the City for a period of at least six (6) consecutive months before the expiration of the eligibility period set forth in Section II (B)(5)(d) below; and

	(b)	Documentation of installation of business and personal property with a taxable value of at least $1,000,000.00; and
	(c)	Incentive No. 5 shall be shall be provided no earlier than twelve (12) months after the receipt of Incentive No. 4.
	(d)	Eligibility period for the COMPANY to qualify for Incentive No. 4 expires the fifty eight (58) month anniversary date of the CO.

For the purposes of this Agreement, "rentable square feet" is defined as the actual rentable square footage in the premises that is occupied by the tenant.

For the purposes of the Agreement, a "full-time employee" is defined as an employee hired to work a minimum of Two Thousand Eighty (2,080) hours over a consecutive twelve (12) month term [forty (40) hours per week, which shall include business travel and irregular offsite work commitments such as training], including allowance for vacation and sick leave, with full company benefits and employed exclusively and on-site at the COMPANY'S office in Frisco, Texas. Part-time employees, whether permanent or temporary, transient or contract employees shall NOT be included in determining the COMPANY'S total number of "full-time" employees.

III.
FEDC Recapture of Economic Incentives. In the event the COMPANY moves a portion or all of the Project outside the City, for any reason, before the expiration of the sixty (60) month lease term, the COMPANY agrees to pay the FEDC the Loan balance in one lump sum payment within thirty (30) days of the COMPANY'S decision to relocate and/or expand outside the City. Provided, however, that if the Company is in compliance with the Performance Requirements as specified in Section II herein, this Section m shall not apply. During the term of this Agreement and prior to any decision by the COMPANY to relocate and/or expand outside the City of Frisco, the Company will contact the FEDC staff to evaluate any and all opportunities to retain and/or locate a portion or all of the Project and/or expansion in the City of Frisco, Texas.

IV	FEDC Loan Forgiveness of Promissory Note. Upon the FEDC's receipt of the COMPANY'S performance documentation for each Economic Incentive, the FEDC Economic Incentive in the form of a Loan forgiveness will be forgiven in approximately forty-five (45) days, subject to verification by the FEDC that the COMPANY has met the Performance Requirements as specified in the Agreement for the applicable Economic Incentive.

V.
Non-Attainment of Performance Requirements: In the event the COMPANY does not meet or exceed a Performance Requirement as specified in Section II, the FEDC Economic Incentive will be either voided or reduced proportionately in advance of payment at the sole discretion of the FEDC. The COMPANY will not be eligible to earn any portion of a reduced Economic Incentive after the date of the performance time period has expired.

VI.
Economic Assistance Termination: The Agreement may be terminated by mutual agreement of the parties or by either party, upon the failure of the other party to fulfill an obligation as set forth in the Agreement. Regardless of the COMPANY'S level of attainment of the Performance Requirements set forth in the Agreement the FEDC's obligation to pay a portion or all of the Economic Incentive will expire in full on August 1,2012, except in the event that the COMPANY has fully complied with the Performance Requirements for such unpaid Economic Incentives, including reasonable compliance with the documentation requirements set forth herein.

VII.
Cessation of Advance. Notwithstanding anything herein to the contrary, FEDC shall have no obligation to give performance credits or disburse FEDC funds if the COMPANY becomes insolvent, files a petition in bankruptcy or similar proceedings, is adjudged bankrupt, is delinquent on municipal payments, or an Event of Default under the terms of this Agreement occurs.

VIII.
Non-Payment of Economic Incentives. The following will constitute an Event of Default and the COMPANY shall not be entitled to any Economic Incentive following: (i) the COMPANY knowingly making false statements to the City, the FEDC, or the State of Texas, (ii) the COMPANY filing for protection under bankruptcy laws and/or being adjudged bankrupt, (iii) the COMPANY'S failure to pay ad valorem taxes when due (the COMPANY retaining the right to contest any such ad valorem taxes in the manner provided by law). The COMPANY shall be entitled to notice and an opportunity to cure as provided for in Section VI above.

IX.
Employee Hiring, Materials and Supplies Purchase. Although not an event of default or a condition of the payment of any Economic Incentive in this Agreement, the FEDC requests that the COMPANY satisfy its need for all additional employees from Frisco residents and purchase all materials, supplies and services necessary to affect the renovations and subsequent occupancy of the space from Frisco merchants and businesses.

X.
Community Involvement. Although not an event of default or condition of any advance in the Agreement, the COMPANY agrees to actively participate in community and charitable organizations and/or activities, the purpose of which are to improve the quality of life in Frisco and to actively encourage its Frisco employees to be involved in such organizations and/or activities.

XI.
Verification and Compliance. The COMPANY will allow the FEDC to audit, if necessary, all of the COMPANY'S records, documents, agreements and other instruments in furtherance of the following purposes: (i) to ensure the COMPANY'S compliance with the affirmative covenants set forth in this Agreement; (ii) to determine the existence of an Event of Default under the terms of this Agreement; (iii) to ensure compliance with any other terms and conditions set forth herein or any related documents. COMPANY will provide reports certifying the status of compliance, new jobs created, new investments and any other relevant information until the termination of this Agreement. Documentation for jobs maybe in the form of quarterly IRS 941 returns, Texas Workforce Commission Quarterly Unemployment Summary, or employee rosters that show the hours of work and the position filled, and such other reports as may reasonably be required.

XII.
Termination. This Agreement may b e terminated by mutual written consent of the parties or by either party, upon the failure of the other party to fulfill an obligation as set forth in this Agreement. Regardless of the COMPANY'S level of attaimnent of the Performance Requirements as set forth in this Agreement, the FEDC's obligation to pay a portion or all of the Economic Incentives to the COMPANY will expire on August 1, 2012.

XIII. Miscellaneous.

A.
This Agreement shall inure to the benefit of the parties hereto and shall not be assignable by COMPANY without the prior written consent of the FEDC, which consent may be withheld by the FEDC in its sole and absolute discretion.

B.
This Agreement shall be construed according to the laws of the State of Texas and is subject to all provisions of Vernon's Ann. Civ. St. Art. 5190.6, which are incorporated herein by reference for all purposes. In the event any provision of the Agreement is in conflict with article 5190.6, article 5190.6 shall prevail.

C.	This Agreement contains the entire agreement of the parties regarding the within subject matter and may only be amended or revoked by the written agreement executed by all of the parties hereto.

D.	This Agreement shall be governed by the laws of the State of Texas and is specifically performable in Collin County, Texas.

E.
Any notice required or permitted to be given under this agreement shall be deemed delivered by depositing the same in the United States mail, certified with return receipt requested, postage prepaid, addressed to the appropriate party at the following addresses, or at such other address as any part hereto might specify in writing:

FEDC:	James L. Gandy, CEcD President Frisco Economic Development Corporation P.O. Box 1507 Frisco, Texas 75034
 With copy to:
Abernathy, Roeder, Boyd and Joplin, P.C.
1700 Redbud Blvd., Suite 300
McKinney, Texas 75069
Attention: Mr. G. Randal Hullett

COMPANY:
OXYSURE SYSTEMS, INC.
Attn: Julian R. Ross
2611 Internet Boulevard, Suite 109
Frisco, Texas 75034

With copy to:
Attn: William D. Hayward
Hayward, Hiersche, Hayward, & Urbach, P.C
15303 Dallas Parkway, Suite 700
Addison, Texas 75001

By the execution hereof, each signatory hereto represents and affirms that he is acting on behalf of the party indicated, that such party has taken all action necessary to authorize the execution and delivery of the Agreement and that the same is a binding obligation on such party.

If not fully executed, this Agreement shall expire and become null and void thirty (30) days from approval by the FEDC.

[SIGNATURES ON NEXT PAGE]

FEDC BOARD APPROVED this 29th day of March, 2007.

FEDC:

FRISCO ECONOMIC DEVELOPMENT CORPORATION

By:
______________________
James L. Gandy, President
Dated: March 30, 2007

COMPANY:

OXYSURE SYSTEMS, INC.

By:
______________________
Julian T. Ross, CEO
Dated:April 3, 2007

Exhibit A

PROMISSORY NOTE

$243,000.00                                                              Frisco, Texas                                                     March 30,2007

         FOR VALUE RECEIVED, OXYSURE SYSTEMS, INC., a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of FRISCO ECONOMIC DEVELOPMENT CORPORATION, a Texas corporation (hereinafter sometimes called "Holder"), at 6801 Gaylord Parkway, Ste. 200, Frisco, TX 75034, or at such place as the Holder may from time to time designate in writing, the sum of TWO HUNDRED FORTY-THREE THOUSAND AND NO/lOO DOLLARS ($243,000.00) (the "Loan"), in legal and lawful money of the United States of America.

The Loan is subject to the terms and conditions of that one certain Performance Agreement between Holder and Maker dated March 30, 2007 (the "Agreement").

Interest Rate: The unpaid principal of this Note shall accrue interest from the date of advancement until maturity at the rate of 0.00% per annum. At maturity, or in the event of default, interest shall accrue at the default interest rate (hereinafter defined).

Terms of Payment: Principal and interest shall be due and payable as follows:

1.	Thirty Thousand Dollars and No/lOOs ($30,000.00) on or before the expiration date to complete the Performance Requirements for Incentive No. 1 as set forth in the Performance Agreement;

2.	Forty Thousand Dollars and No/100s ($40,000.00) on or before the expiration date to complete the Performance Requirements for Incentive No. 2 as set forth in the Performance Agreement;

3.	Fifty Thousand Dollars and No/100s ($50,000.00) on or before the expiration date to complete the Performance Requirements for Incentive No. 3 as set forth in the Performance Agreement;

4.	Sixty Thousand Dollars and No/100s ($60,000.00) on or before the expiration date to complete the Performance Requirements for Incentive No. 4 as set forth in the Performance Agreement; and

5.	Sixty-three Thousand Dollars and No/100s ($63,000.00) on or before the expiration date to complete the Performance Requirements for Incentive No. 5 as set forth in the Performance Agreement.

Default Interest Rate: Any principal and/or interest amount not paid when due shall bear interest at the rate of eighteen percent (18%) per annum. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law.

"Default" is defined herein as:

(1)
 Default in the payment of any installment of principal or interest due hereunder, unless such payment of any installment has been forgiven pursuant to the terms and conditions set forth in that certain Performance Agreement executed by and between Maker and Holder;

(2)	Default in the performance of any of the covenants or provisions of the Agreement;
(3)	The liquidation, termination, or dissolution of any of the undersigned;
(4)	The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any property of, or the issuance of a writ of garnishment against Holder requesting a garnishment of all indebtedness which Holder owes to any party liable for the payment of this Note, whether as Maker, endorser, guarantor, surety or otherwise;

The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety, or otherwise, severally waive all notices of any kind whatsoever, including, but not limited to, demand, presentment, notice of dishonor, diligence in collecting, grace, notice, protest, notice of intent to accelerate the maturity, notice of acceleration, and consent to all renewals and extensions which from time to time may be granted by the Holder hereof and to all partial payments hereon, whether before or after maturity.

If this Note is not paid when due, or if it is collected through a bankruptcy, probate, or other court, the undersigned agree to pay reasonable attorneys' fees, together with all actual expenses of collection and litigation and costs of court incurred by the Holder hereof.

This Note has been executed and delivered in, and shall be construed in accordance with, and governed by, the laws of the State of Texas. Venue for any action on this Note shall be in Collin County, Texas.

All agreements between the undersigned and the Holder hereof whether now existing or hereafter arising and whether written or oral are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligations contained herein or in any other document evidencing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder hereof should ever receive an amount deemed to be interest by applicable law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or to the reduction of any other principal indebtedness of the undersigned to the Holder hereof, and not to the payment of interest or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, the excess shall be refunded to the undersigned. All sums paid or agreed to be paid by the undersigned for the use, forbearance, or detention of the indebtedness of the undersigned to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the full stated term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the undersigned and the Holder hereof.

Dated to be effective April 3, 2007.

OXYSURE SYSTEMS, INC., a Delaware corporation
By:
Printed Name: Julian T. Ross Its: CEO